Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,862,397)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(222,024)
Dividend Income	53,190
Interest Income	5,997
ETF Transaction Fees	700
Total Income (Loss)	$(2,024,534)

Expenses
General Partner Management Fees	$10,065
Professional Fees	10,133
Brokerage Commissions	684
Directors' Fees and insurance	1,233
License fees	200
Total Expenses	22,315
Expense Waiver	(10,238)
Net Expenses	$12,077
Net Income (Loss)	$(2,036,611)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/23	$15,201,415
Additions (200,000 Shares)	2,589,489
Withdrawals (100,000 Shares)	(1,180,128)
Net Income (Loss)	(2,036,611)

Net Asset Value End of Month	$14,574,165
Net Asset Value Per Share (1,250,000 Shares)	$11.66

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596